UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2014

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 333-191106

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2014, Hines Interests Limited Partnership (“Hines”), the sponsor of Hines Global REIT II, Inc. (“Hines Global II”), entered into a contract (the “Contract”) with Canoga-Rincon Loker Industrial, LLC (the “Seller”) to acquire 2819 Loker, an industrial building located in Carlsbad, California. On November 14, 2014, a wholly-owned subsidiary of Hines Global II entered into an Assignment of Contract of Purchase and Sale with Hines, pursuant to which Hines assigned all of its rights and obligations under the Contract to such wholly-owned subsidiary of Hines Global II. The Seller is not affiliated with Hines Global II or its affiliates.

2819 Loker was constructed in 1998 and consists of 161,310 square feet of rentable area that is 100% leased to the Acushnet Company, the parent company of Titleist, FootJoy, BV-Vokey Design, Scotty Cameron, Pinnacle, and the Titleist Performance Institute, under a lease that expires in July 2019.

The contract purchase price for 2819 Loker is approximately $25.4 million, exclusive of transaction costs and working capital reserves. Hines Global II expects to fund the acquisition using proceeds from its public offering and a credit facility that is expected to be provided by Hines. Hines Global II expects the closing of this acquisition to occur on or about December 30, 2014, subject to a number of closing conditions. Hines Global II funded a $1.0 million earnest money deposit on November 14, 2014 which becomes non-refundable at the earlier of completion of due diligence or on December 5, 2014. There is no guarantee that this acquisition will be consummated and if we were to elect not to close after this date, Hines Global II’s deposit may not be refunded.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1 Purchase and Sale Agreement, dated as of November 12, 2014, by and between Hines Interests Limited Partnership and Canoga-Rincon Loker Industrial, LLC

10.2 Assignment of Contract of Purchase and Sale, dated as of November 14, 2014, by and between Hines Interests Limited Partnership and HGREIT II 2819 Loker LP

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition, assignment and credit facility described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, our ability to obtain a credit facility from Hines on terms satisfactory to us, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Hines Global II’s ability to consummate the acquisition and other risks described in Hines Global II’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

November 20, 2014	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of November 12, 2014, by and between Hines Interests Limited Partnership and Canoga-Rincon Loker Industrial, LLC
10.2	Assignment of Contract of Purchase and Sale, dated as of November 14, 2014, by and between Hines Interests Limited Partnership and HGREIT II 2819 Loker LP